Exhibit 5.1

September 20, 2006

Riverbed Technology, Inc.

501 Second Street

San Francisco, CA 94107

Re: Registration Statement on Form S-1 Pursuant to Rule 462(b)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1 to which this letter is attached as Exhibit 5.1 (the “Rule 462(b) Registration Statement”) filed by Riverbed Technology, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and relating to the registration under the Securities Act of an additional 445,161 shares of the Company’s Common Stock (the “Additional Shares”) for an aggregate offering size of up to 10,090,321 shares of the Company’s Common Stock, including an over-allotment option granted by the Company to the Underwriters to purchase up to 1,290,321 shares of the Company’s Common Stock. The Rule 462(b) Registration Statement to be used for the offer and sale of the Additional Shares is filed with the Commission in connection with the offering described in the Registration Statement on Form S-1 (Registration No. 333-133437) filed with the Commission on April 20, 2006, as amended, which was declared effective by the Commission on September 20, 2006.

As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Additional Shares.

It is our opinion that, upon completion of the proceedings being taken or contemplated to be taken prior to the sale of the Additional Shares, the Additional Shares, when issued and sold in the manner described in the Rule 462(b) Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Rule 462(b) Registration Statement, and further consent to the use of our name wherever appearing in said Rule 462(b) Registration Statement and in any amendment or supplement thereto.

Very truly yours,

/s/ Gunderson Dettmer Stough

Villeneuve Franklin & Hachigian, LLP

Gunderson Dettmer Stough

Villeneuve Franklin & Hachigian, LLP